UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2024, director Jeffrey Nedelman advised Hertz Global Holdings, Inc. (the “Company”) of his resignation from the Board of Directors (“Board”) of the Company effective as January 19, 2024. Mr. Nedelman’s resignation comes following a change in his professional commitments and is not because of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

Effective January 19, 2024, the Board appointed Michael Gregory O’Hara to fill the vacancy on the Board created by Mr. Nedelman’s resignation. Mr. O’Hara previously served on the Board from June 2021 until January 2023.

As a member of the Board, Mr. O’Hara will be entitled to receive compensation under the Company’s Directors Compensation Policy as set forth in Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2023 (the “Form 10-K”), and as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2023 (the “Proxy Statement”). Mr. O’Hara has entered into an Indemnification Agreement with the Company in the same form as its other directors have entered, which is filed with the SEC as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022.

As disclosed in the Form 10-K and Proxy Statement, the Company’s successful emergence, on June 30, 2021, from a Chapter 11 restructuring was sponsored by a group comprised of, among others, funds associated with Certares Management LLC (“Certares Management”) and Certares Opportunities LLC (“Certares Opportunities” and together with Certares Management and their affiliates, “Certares”). Mr. O’Hara is affiliated with Certares. Nothing in the Company’s constituent documents provides Certares or their affiliates with the right to appoint or nominate individuals to the Board. In the ordinary course of the Company’s business, the Company maintains relationships and agreements with travel industry participants associated with Certares. The Proxy Statement includes information on two such relationships, which remained in place in 2023: (1) Relationship with GBT Travel Services UK Limited (d/b/a American Express Global Business Travel) or its affiliates (collectively, “Amex GBT”), under which Amex GBT offers the Company’s vehicle rentals through its travel service platform, and in return, the Company pays Amex GBT fees based on the resulting revenue. Amex GBT is partially owned by Certares and Mr. O’Hara serves as its Chair. 2023 revenue generated pursuant to the relationship was less than 3% of the Company’s consolidated gross revenues; and (2) Relationship with Travel Leaders Group Holdings, LLC (d/b/a Internova Travel Group) (“Internova”), under which Internova provides the Company with rental referrals through associated entities throughout North America. In exchange for these referrals, the Company pays commissions and fees based on rental volume delivered. Internova is partially owned by Certares and Internova’s chief executive officer is the brother of Mr. O’Hara. During 2023, the revenue generated pursuant to the relationship was less than 1% of the Company’s consolidated gross revenues. The Company’s relationships with Amex GBT and Internova were reviewed and approved by the Board’s Audit Committee as contemplated by the Company’s related party transactions policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Secretary
Date: January 19, 2024